Exhibit 10.2

Warrant PURCHASE AGREEMENT

This Warrant Purchase Agreement (this “Agreement”) is dated as of August 27, 2024, between 22nd Century Group, Inc., a Nevada corporation (the “Company”), and the purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser”)

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I– The Securities

Section 1.1.          Sale and Purchase of Warrants to Purchase Common Stock (the “Warrants”). In reliance upon the representations and warranties made herein, the Company agrees to sell Warrants (attached hereto as Exhibit 1) to the Purchaser, and Purchaser agrees to purchase the Warrants from Company.

Section 1.2.           Purchase Price. The aggregate purchase price for the Securities (the “Purchase Price”), shall be as set forth on the Signature Page.

ARTICLE II– Representations and warranties of Company

Company represents and warrants to Purchaser as follows:

Section 2.1.          Power and Authority of Company. The Company has all requisite power and authority to execute, deliver and perform this Agreement and to execute and deliver the share certificates or instruments to be executed and delivered pursuant hereto by Company and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed, and delivered by Company and constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity.

Section 2.2.         Absence of Conflicting Agreements. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not, with or without the giving of notice, the lapse of time, or both: (i) contravene or conflict with, or constitute a violation of, any judgment, injunction, order, or decree binding upon or applicable to Company, (ii) require any consent, approval, or other action by any third party, (iii) contravene or conflict with, or constitute a violation of, any agreement to which Company is a party or by which Company is bound, or (iv) result in the creation or imposition of any Lien on the Securities.

ARTICLE III– representations and warranties of Purchaser

Purchaser represents and warrants to, and agrees with, Company as follows:

Section 3.1.          Accredited Investor and Investment Purpose. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of the Securities Act. The Securities will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act.

ARTICLE IV-- miscellaneous

Section 4.1.          Registration Statement. Upon Purchaser demand, the Company shall file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) within 30 days providing for the resale by the Purchasers of the Warrant Shares issued and issuable upon exercise of the Warrants. The Company shall use commercially reasonable efforts to cause such registration statement to become effective within 30 days following the filing of the registration statement and to keep such registration statement effective at all times until no Purchaser owns any Warrants or Warrant Shares issuable upon exercise thereof.

Section 4.2.          Stockholder Approval. In connection with any Dilutive Issuance (as such term is defined in Section 3(b) of the Warrant) and any Share Combination Event (as such term is defined in Section 3(f) of the Warrant), the Company shall hold an annual or special meeting of stockholders as promptly as possible for the purpose of obtaining Stockholder Approval (as defined herein) with respect to such Dilutive Issuance or Share Combination Event, with the recommendation of the Company’s Board of Directors that such proposals are approved, and the Company shall solicit proxies and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every 90 days thereafter to seek Stockholder Approval until the earlier of the Stockholder Approval Date (as defined herein) or the Warrants are no longer outstanding. “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the stockholders of the Company with respect to any adjustments to the Warrants and the Warrant Shares pursuant to any Dilutive Issuance or Share Combination Event in connection with this Agreement and the Warrants. “Stockholder Approval Date” means the date on which Stockholder Approval is received and deemed effective under Nevada law.

Section 4.3.           Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction.

Section 4.4.          Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each of the other parties hereto.

Section 4.5.          No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

Section 4.6.          Amendment; Waivers; Etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.

Section 4.7.          Counterparts; Facsimile. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The reproduction of signatures by means of telecopying or electronic device shall be treated as though such reproductions are executed originals.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PURCHASER:

Number of Warrants Purchased:

Purchase Price: $0.00001

Name of Investor:

Signature of Investor: _____________________

Investor’s SS# or Tax ID#:

COMPANY: 22ND CENTURY GROUP, INC.

Signature of Authorized Signatory: __________________________________

Name of Authorized Signatory:

Date: August ____, 2024.

By:
Name:
Title: